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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated November 27, 1995 (except for Notes 11 and 12 as to which the date is May 1, 1996) in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-3092) and related Prospectus of AirNet Systems, Inc. for the registration of 5,600,000 shares of its common stock.



                                                  ERNST & YOUNG LLP



Columbus, Ohio
May 6, 1996